Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VOLT SOLAR SYSTEMS, INC. (the "Company") on Form 10-Q for the six months ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Malcolm Adler, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, our financial condition and result of operations.

VOLT SOLAR SYSTEMS, INC. (Registrant)

Date: May 19, 2014	By:	/s/ Malcolm Adler
Malcolm Adler, Chief Executive Officer